Exhibit 5.1

Andrews Kurth Kenyon LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

April 13, 2017

Basic Energy Services, Inc.

801 Cherry Street, Suite 2100

Fort Worth, Texas 76102

Re: Basic	Energy Services, Inc. – Registration Statement on Form S-3

Gentlemen:

We have acted as special counsel to (a) Basic Energy Services, Inc., a Delaware corporation (the “Issuer”), and (b) each of the entities listed on Schedule A attached hereto (collectively, the “Guarantors,” and together with the Issuer, the “Obligors”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 13, 2017 pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of:

(i) shares of common stock, par value $0.01 per share, of the Issuer (“Common Shares”);

(ii) shares of preferred stock of the Issuer (“Preferred Shares”);

(iii) senior debt securities of the Issuer (“Senior Debt Securities”);

(iv) subordinated debt securities of the Issuer (“Subordinated Debt Securities” and, together with Senior Debt Securities, “Debt Securities”);

(v) guarantees (“Guarantees”) with respect to Debt Securities by some or all of the Guarantors;

(vi) warrants to purchase Common Shares, Preferred Shares, Debt Securities or Units (as defined below) of the Issuer (“Warrants”); and

(vii) units consisting of one or more of the securities referred to in the foregoing clauses (i) through (vi), or any combination thereof (“Units”).

The securities referred to in the foregoing clauses (i) through (vii) are collectively referred to herein as the “Securities.”

Austin    Beijing    Dallas    Dubai    Houston     London    New York    Research Triangle Park    The Woodlands    Washington, DC

Basic Energy Services, Inc.

April 13, 2017

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Debt Securities will be issued either pursuant to a senior indenture substantially in the form filed as Exhibit 4.5 to the Registration Statement (the “Senior Indenture”) or pursuant to a subordinated indenture substantially in the form filed as Exhibit 4.6 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), in each case, between the Issuer and Wilmington Trust, National Association., as trustee, as such Indenture may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Debt Securities. Guarantees with respect to any series of Debt Securities issued under any of the Indentures may be issued under such Indenture, as it may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Issuer, the applicable Guarantors and the trustee under such Indenture entered into at the time of and in connection with the issuance of such Guarantees and such Debt Securities.

In arriving at the opinions expressed below, we have examined (i) the certificate of incorporation, articles of incorporation, bylaws, certificate of formation, limited liability company agreement, operating agreement, certificate of limited partnership, partnership agreement or similar organic document of each of the Obligors, (ii) the Registration Statement and the exhibits thereto, (iii) the Prospectus, (iv) the forms of the Indentures, and (v) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of each of the Obligors and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering each of the opinions expressed below, we have assumed and have not verified (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals and (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In rendering the opinions expressed in paragraphs 5, 6, 7 and 8 below, we have also assumed that (i) each of the agreements referred to therein and each of the Securities as to which we therein express a validity opinion will constitute the legal, valid and binding obligation of each party thereto (other than any Obligor that is a party thereto), enforceable against each party thereto (other than any Obligor that is a party thereto) in accordance with its terms, and will include or be governed by a contractual provision stating that such instrument shall be governed by the laws of the State of New York, (ii) Section 5-501.6.b of the New York General Obligations Law will apply in the case of any Debt Securities and (iii) the form and terms of any Securities, and the issuance, sale and delivery of any such Securities, and the incurrence and performance of all obligations thereunder or in respect thereof in accordance with the terms thereof, in each case, will be in full compliance with, and will not violate, the certificate or articles of incorporation, certificate of formation, certificate of limited partnership, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any of the Obligors, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Obligors, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such

Basic Energy Services, Inc.

April 13, 2017

obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. Furthermore, insofar as the opinions expressed paragraphs 5, 6, 7 and 8 below pertain to the choice of law provisions of the instruments referred to in such paragraphs, such opinions are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any of such opinions.

We note that each of the Indentures (including the provisions set forth therein that would govern any Guarantees) includes a provision stating that such instrument shall be governed by the laws of the State of New York. We have assumed that each certificate representing a Debt Security will be established in accordance with the terms of the applicable Indenture and will include a provision stating that such instrument shall be governed by the laws of the State of New York.

We also note that the Issuer is organized under the laws of the State of Delaware and, as indicated in Schedule A hereto, certain of the Guarantors are organized under the laws of the State of Delaware or the State of Texas. We refer to such Guarantors as the “Covered Guarantors.” Furthermore, we refer to the Guarantors other than the Covered Guarantors as the “Non-Covered Guarantors.” Except to the extent stated in the numbered opining paragraphs below, we have assumed with respect to any Indenture, Debt Security, Guarantee or other agreement referred to herein (whether entered into on or prior to the date hereof or to be entered into after such date), the valid existence and the power and authority (limited liability company, corporate, partnership or other) of all parties thereto to enter into and to incur and perform all of its obligations thereunder and have also assumed the due authorization by all requisite action (limited liability company, corporate, partnership or other) and the due execution and delivery by such parties of such instruments and that such instruments constitute or will constitute valid and binding obligations of each of the parties thereto. Furthermore, with respect to all Common Shares and Preferred Shares offered and issued under the Registration Statement, we have assumed that (a) each certificate representing such Securities will be established in accordance with the laws of the State of Delaware and the certificate of incorporation (including any applicable certificate of designation) and bylaws of the Issuer and (b) the consideration paid for such Securities will comply with Section 153(a) or (b) of the Delaware General Corporation Law and the third sentence of Section 152 of the Delaware General Corporation Law, or (in each case) any successor provision.

With respect to the assumptions stated herein as to the Non-Covered Guarantors, we note that the Non-Covered Guarantors have obtained and filed as exhibits to the Registration Statement (a) a legal opinion of Bryan Cave LLP of Denver, Colorado as to the valid existence under the laws of the State of Colorado of each of the Non-Covered Guarantors organized under such laws and the power under such laws of each of such Guarantors to create its obligations under the Guarantees, (b) a legal opinion of Morris, Laing, Evans, Brock and Kennedy, Chtd. of

Basic Energy Services, Inc.

April 13, 2017

Wichita, Kansas as to the valid existence under the laws of the State of Kansas of each of the Non-Covered Guarantors organized under such laws and the power under such laws of each of such Guarantors to create its obligations under the Guarantees and (c) a legal opinion of Lynch, Chappell & Alsup, a Professional Corporation, of Midland, Texas as to the valid existence under the laws of the State of New Mexico of each of the Non-Covered Guarantors organized under such laws and the power under such laws of each of such Guarantors to create its obligations under the Guarantees.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.    The Issuer (a) is validly existing as a corporation under the laws of the State of Delaware, (b) is in good standing under such laws and (c) has the corporate power and authority under such laws to execute and deliver, and incur and perform all of its obligations under, each of the Indentures.

2.    Each of the Covered Guarantors (a) is validly existing as a corporation, limited liability company or limited partnership under the laws of its jurisdiction of organization indicated in Schedule A hereto, (b) is in good standing under such laws and (c) has the corporate, limited liability company or limited partnership power and authority under such laws to issue a Guarantee pursuant to the guarantee provisions of each of the Indentures.

3.    The Common Shares to be offered and issued under the Registration Statement will be validly issued, fully paid and nonassessable, once (a) the Issuer has taken all necessary corporate action to authorize and approve (i) the issuance and delivery of such Common Shares, (ii) the terms of the offering thereof and (iii) related matters and (b) such Common Shares have been paid for, issued and delivered in accordance with the terms of the applicable duly authorized definitive purchase, underwriting or similar agreement.

4.    The Preferred Shares to be offered and issued under the Registration Statement will be validly issued, fully paid and nonassessable, once (a) the Issuer has taken all necessary corporate action to authorize and approve (i) the issuance and delivery of such Preferred Shares, (ii) the terms of the offering thereof and (iii) related matters, (b) a certificate of designation for such series of Preferred Shares has been duly filed with the Office of the Secretary of State of the State of Delaware in conformity with the certificate of incorporation and bylaws of the Issuer and with applicable law and (c) such Preferred Shares have been paid for, issued and delivered in accordance with the terms of the applicable duly authorized definitive purchase, underwriting or similar agreement.

5.    The Debt Securities of any series to be offered and issued under the Registration Statement and issued under an Indenture will constitute valid and legally binding obligations of the Issuer, once (a) such Indenture has been validly executed and delivered by the Issuer and by the trustee under such Indenture, (b) a supplemental indenture (to such Indenture) establishing such series of Debt Securities, has been duly authorized and validly executed and delivered by the Issuer and by the trustee under such Indenture, or an officer’s certificate (pursuant to such

Basic Energy Services, Inc.

April 13, 2017

Indenture) establishing such series of Debt Securities, has been duly authorized and validly executed and delivered to such trustee, in each case in accordance with the terms of such Indenture, (c) the Issuer has duly taken all necessary corporate action to authorize and approve the issuance by the Issuer of such series of Debt Securities, the terms thereof, the terms of the offering thereof and related matters and (d) such Debt Securities have been (i) duly executed and delivered by the Issuer in accordance with the terms of such Indenture (and any applicable supplemental indenture thereto or officer’s certificate) in such form as shall have been established in compliance with such Indenture (and any applicable supplemental indenture thereto or officer’s certificate), (ii) authenticated by the trustee under such Indenture and (iii) paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

6.    Each of the Guarantees to be offered and issued under the Registration Statement by a Guarantor with respect to Debt Securities validly issued under either of the Indentures, will constitute a valid and legally binding obligation of such Guarantor, once (a) such Indenture has been validly executed and delivered by the Issuer and by the trustee under such Indenture, (b) a supplemental indenture (to such Indenture) establishing such series of Debt Securities and such Guarantee thereof, has been duly authorized and validly executed and delivered by the Issuer and such Guarantor and by the trustee under such Indenture, (c) all necessary corporate action has been duly taken by the Issuer to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) all necessary action (corporate, partnership, limited liability company or other) has been duly taken by or on behalf of such Guarantor to authorize and approve such Guarantee.

7.    Each of the Warrants to be offered and issued under the Registration Statement and issued under a warrant agreement will constitute a valid and legally binding obligation of the Issuer, once (a) the Issuer has duly taken all necessary corporate action to authorize and approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) such warrant agreement has been duly authorized and validly executed and delivered by the Issuer and each other party thereto and (c) such Warrants have been duly executed and issued by the Issuer in accordance with the terms of such warrant agreement and paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

8.    Each of the Units to be offered and issued under the Registration Statement will constitute valid and legally binding obligations of the Issuer, once (a) the Issuer has duly taken all necessary corporate action to authorize and approve (i) the issuance and terms of such Units, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares that are a component of such Units, (iii) the issuance and terms of any series of Preferred Shares that are a component of the Units, and the filing with the Office of the Secretary of State of the State of Delaware of a certificate of designation for such series of Preferred Shares in conformity with the certificate of incorporation and bylaws of the Issuer and with applicable law, (iv) the issuance and terms of any series of any Debt Securities that are a component of such Units, and the execution and delivery of the applicable Indenture (and any applicable supplemental indenture

Basic Energy Services, Inc.

April 13, 2017

thereto or officer’s certificate) and (v) the issuance and terms of any Warrants that are a component of such Units, and the execution and delivery of any warrant agreement pursuant to which such Warrants shall be issued, (b) each Guarantor providing a Guarantee that is a component of such Units has duly taken all necessary action (corporate, partnership, limited liability company or other) to authorize and approve such Guarantee and the execution and delivery of the applicable supplemental indenture establishing such Guarantee, (c) such Units and the agreement or agreements establishing such Units and the rights of the holders thereof have been duly authorized and validly executed and delivered by the Issuer and each other party thereto and (d) such Units have been paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

Our opinions in paragraphs 5, 6, 7 and 8 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to any contractual provisions relating to severability or separability. Furthermore, our opinions in paragraphs 5, 6, 7 and 8 above may be limited by public policy and the possible judicial application of foreign laws or governmental action affecting the rights of creditors.

Our opinions expressed herein are limited to (a) the Delaware General Corporation Law, (b) the Delaware Revised Uniform Limited Partnership Act, (c) the Delaware Limited Liability Company Act, (d) the laws of the State of Texas and (e) the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth Kenyon LLP

Schedule A

Guarantors

Name of Guarantor	Jurisdiction of Formation

Basic Energy Services GP, LLC	Delaware

Basic Energy Services LP, LLC	Delaware

Basic Energy Services, L.P.	Delaware

Basic ESA, Inc.	Texas

Chaparral Service, Inc.	New Mexico

Basic Marine Services, Inc.	Delaware

First Energy Services Company	Delaware

LeBus Oil Field Service Co.	Texas

Globe Well Service, Inc.	Texas

SCH Disposal, L.L.C.	Texas

JS Acquisition LLC	Delaware

JetStar Holdings, Inc.	Delaware

Acid Services, LLC	Kansas

JetStar Energy Services, Inc.	Texas

Sledge Drilling Corp.	Texas

Permian Plaza, LLC	Texas

Xterra Fishing & Rental Tools Co.	Texas

Taylor Industries, LLC	Texas

Platinum Pressure Services, Inc.	Texas

Admiral Well Service, Inc.	Texas

Maverick Coil Tubing Services, LLC	Colorado

Maverick Solutions, LLC	Colorado

Maverick Stimulation Company, LLC	Colorado

Maverick Thru-Tubing Services, LLC	Colorado

MCM Holdings, LLC	Colorado

MSM Leasing, LLC	Colorado

The Maverick Companies, LLC	Colorado

Austin    Beijing    Dallas    Dubai    Houston     London    New York    Research Triangle Park    The Woodlands    Washington, DC